Exhibit 5

Securities and Exchange Commission
450 Fifth Street, N.W.
Judiciary Plaza
Washington, D.C. 20549

RE:  Humana Inc.- 1996 Stock Incentive Plan for Employees ("1996 Plan")
                  1989 Stock Option Plan for Non-Employee Directors ("Directors Plan")

Form S-8 Registration Statement

Ladies/Gentlemen:

I am Vice President and Associate
General Counsel for Humana Inc., a
Delaware Corporation (the
"Company"), and have been involved
with the preparation of a
Registration Statement on Form S-8
("Registration Statement") under
the Securities Act of 1933, as
amended, covering an aggregate of
4,480,000 shares of the common
stock, par value $.16 2/3 per share
(the "Shares") to be issued in
connection with the Company's 1996
Plan and Directors Plan.

I have examined and am familiar
with the Restated Certificate of
Incorporation and Restated By-laws
of the Company and the various
corporate records and proceedings
related to the organization of the
Company and the proposed issuance
of Shares.  I have also examined
such other documents as I have
considered necessary for the
purpose of this opinion.

Based on the foregoing, it is my
opinion that the Shares have been
duly authorized and, when issued
and paid for in accordance with the
terms of the 1996 Plan and of the
Directors Plan, will be validly
issued, fully paid and
nonassessable.

I hereby consent to the filing of
this opinion as an Exhibit to the
Registration Statement.

             Sincerely,


             /s/ Walter E. Neely

             Walter E. Neely
             Vice President &
              Associate General Counsel